Exhibit 23
                                                                to Form 10-K








                         Independent Auditors' Consent
                         -----------------------------

To the Board of Directors and Stockholders
A.P. Green Industries, Inc.:

We consent to incorporation by reference in the registration statement
(No. 33-21012) on Form S-8 of A.P. Green Industries, Inc. and subsidiaries of our report dated February 9, 1996, relating to the consolidated statements of financial position of A.P. Green Industries, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and the related schedule, which report appears in the December 31, 1995 annual report on Form 10-K of A.P. Green Industries, Inc. Our report refers to a change in the method of accounting for postemployment benefits in 1994.

/s/KPMG Peat Marwick LLP

St. Louis, Missouri
March 26, 1996